EXHIBIT 10.3

                        SECOND AMENDMENT TO OFFICE LEASE

       This SECOND AMENDMENT TO OFFICE LEASE ("SECOND AMENDMENT") is made and entered into as of the 19th day of December 2005, by and between ONE HUNDRED TOWERS L.L.C., a Delaware limited liability company ("LANDLORD"), and STARMED GROUP, INC., a Nevada corporation ("TENANT").

                                R E C I T A L S :

         A. Landlord and Tenant entered into that certain Office Lease dated October 27, 2003 (the "OFFICE LEASE"), as amended by the terms of that certain First Amendment to Office Lease dated as of December 31, 2004 (the "FIRST AMENDMENT"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 1,874 rentable (1,619 usable) square feet of space commonly known as Suite 1112 (the "Premises") and located on the eleventh (11`h) floor of the building (the "BUILDING") located at 2029 Century Park East, Los Angeles, California. The Office Lease and First Amendment are, collectively, the "Lease."

         B. Pursuant to the terms of the First Amendment, the Lease Term of the Lease was extended through December 31, 2005 (i.e., the "Extended Term," as defined in the First Amendment). C. The parties desire to further extend the Lease Term and to amend the Lease on the terms and conditions set forth in this Second Amendment.

                               A G R E E M E N T :

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. CAPITALIZED TERMS. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Second Amendment.

         2. CONDITION OF THE PREMISES. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, and therefore Tenant continues to accept the Premises in its presently existing, "as is" condition. Except as otherwise expressly set forth in EXHIBIT A attached hereto, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.

         3. NEW LEASE TERM. Pursuant to the Lease, the Lease Term is scheduled to expire on December 31, 2005. Landlord and Tenant hereby agree to extend the Lease Term for a period of three (3) years, from January 1, 2006, through December 31, 2008, on the terms and conditions set forth in this Second Amendment, unless sooner terminated as provided in the Lease, as hereby amended. The period of time commencing on January 1, 2006, and ending on December 31, 2008, shall be referred to herein as the "Second Extended Term."

         4. RENT.

                  4.1 BASE RENT. Prior to January 1, 2006, Tenant shall continue to pay monthly installments of Base Rent for the Premises in accordance with the terms of the Lease. During the Second Extended Term, Tenant shall pay monthly installments of Base Rent for the Premises as follows:

                                            Monthly         Approximate Monthly
    Period During          Annual         Installment           Rental Rate
Second Extended Term      Base Rent       of Base Rent        per Square Foot
--------------------      ----------      ------------      -------------------

  January 1, 2006 -       $64,090.80       $5,340.90              $2.850
 December 31, 2006

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  January 1, 2007 -       $66,013.56       $5,501.13              $2.936
 December 31, 2007

  January 1, 2008 -       $67,993.92       $5,666.16              $3.024
 December 31, 2008

                  4.2 ADDITIONAL RENT. Both prior to January 1, 2006, and continuing throughout the Second Extended Term, Tenant shall continue to pay Tenant's Share of the annual Building Direct Expenses for the Premises in accordance with the terms of Article 4 of the Office Lease, as amended by the terms of Section 4.2 of the First Amendment (i.e., Tenant's Share shall continue to equal 0.193% and the Base Year shall continue to be 2004).

         5. SECURITY DEPOSIT. Notwithstanding anything in the Lease to the contrary, the Security Deposit held by Landlord pursuant to the Lease, as amended hereby, shall equal Five Thousand Six Hundred Sixty-Six and 16/100 Dollars ($5,666.16). Landlord and Tenant acknowledge that, in accordance with
Article 21 of the Office Lease, Tenant has previously delivered the sum of Four Thousand Nine Hundred Sixty-Six and 10/100 Dollars ($4,966.10) (the "EXISTING SECURITY DEPOSIT") to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Concurrently with Tenant's execution of this Second Amendment, Tenant shall deposit with Landlord an amount equal to Seven Hundred and 06/100 Dollars ($700.06) to be held by Landlord as a part of the Security Deposit. To the extent that the total amount held by Landlord at any time as security for the Lease, as hereby amended, is less than Five Thousand Six Hundred Sixty-Six and 16/100 Dollars ($5,666.16), Tenant shall pay the difference to Landlord within ten (10) days following Tenant's receipt of notice thereof from Landlord.

         6. NOTICES. Notwithstanding anything to the contrary contained in the Lease, as of the date of this Second Amendment, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                  One Hundred Towers L.L.C.
                  c/o Trammell Crow Services, Inc.
                  2049 Century Park East, Suite 2600
                  Los Angeles, California 90067-3283
                  Attention: Vice President, Property Management

                  and

                  J.P. Morgan Fleming Asset Management Inc.
                  1999 Avenue of the Stars, 26th Floor
                  Los Angeles, California 90067
                  Attention: Karen M. Wilbrecht, Vice President

                  and

                  Allen Matkins Leek Gamble & Mallory LLP
                  1901 Avenue of the Stars
                  Suite 1800
                  Los Angeles, California 90067
                  Attention: Anton N. Natsis, Esq.

         7. BROKER. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than Trammell Crow Services, Inc. (the "BROKER"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

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         8. CONSTRUCTION OF PROJECT AND OTHER IMPROVEMENTS. Tenant acknowledges that portions of the Project and/or portions of the Project or property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") may be subject to demolition or construction during Tenant's occupancy of the Premises, either by Landlord or any other entity, and that such demolition and/or construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such demolition or construction. Additionally, Tenant acknowledges that (i) currently a new office building project is being constructed in the area immediately adjacent and to the west of the Building, and (ii) the lobbies, elevators, carriage area parking and other Common Areas of the Building and Project are to be renovated/reconstructed by Landlord (collectively, the "Construction"). The Construction is likely to create noise, dust, debris, and other disruption that may affect Tenant's use of the Premises and Tenant's use of and access to the Building. Certain areas, including areas of the Project and parking structure, which are currently being used by tenants of the Building, including by Tenant, will be unavailable for use by tenants of the Building during portions of the Construction. Tenant hereby agrees that such Construction and Landlord's actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor, except as otherwise expressly set forth in the Lease, entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the Premises, the whole or any part of the Project or Building resulting from the Construction or Landlord's actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's actions.

         9. NO FURTHER MODIFICATION. Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

"LANDLORD"                              ONE HUNDRED TOWERS L.L.C.,
                                        a Delaware limited company

                                        By: /s/ Karen M. Wilbrecht
                                            ----------------------
                                            Karen M. Wilbrecht,
                                            Vice President



"TENANT"                                STARMED GROUP, INC.,
                                        a Nevada corporation

                                        By: /s/ Herman Rappaport
                                            ----------------------
                                            Its: Pres. & CEO
                                                 -----------------

                                        By:
                                            ----------------------
                                            Its:
                                                 -----------------

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                                    EXHIBIT A

                              CENTURY PLAZA TOWERS

                               TENANT WORK LETTER

         Except as expressly set forth hereinbelow, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, and Tenant shall continue to accept the Premises in its current, "AS-IS" condition. Notwithstanding the foregoing, promptly following the commencement of the Second Extended Term, Landlord shall, at Landlord's sole expense, (i) repaint, with one (1) coat of paint, the interior painted walls of the Premises, and (ii) shampoo the existing carpets in the Premises (collectively, the "LANDLORD WORK"). The Landlord Work shall be completed to Landlord's "Building standard" condition, using Building standard procedures, materials, colors and finishes (subject to availability), determined by Landlord in its sole discretion. Tenant shall make no changes or modifications to the Landlord Work without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Since Tenant is currently occupying the Premises, Landlord agrees that it shall use commercially reasonable efforts to perform the Landlord Work in a manner so as to minimize interference with Tenant's use of the Premises. Tenant hereby acknowledges that, notwithstanding Tenant's occupancy of the Premises during the performance of the Landlord Work, Landlord shall be permitted to perform the Landlord Work during normal business hours, and Tenant shall provide a clear working area for such work, if necessary (including, but not limited to, the moving of furniture, fixtures and Tenant's property away from the area in which Landlord is constructing the Landlord Work). Tenant hereby agrees that the performance of the Landlord Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Landlord Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Landlord Work or Landlord's actions in connection with the Landlord Work, or for any inconvenience or annoyance occasioned by the Landlord Work or Landlord's actions in connection with the Landlord Work.


                                    EXHIBIT A
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